Click Here for Contents

As filed with the Securities and Exchange Commission on August 19, 2003

Registration No. 333-107010

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROGENICS PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	13-3379479 (I.R.S. Employer) Identification No.
777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Maddon, M.D., Ph.D. Chairman of the Board and Chief Executive Officer Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Philip K. Yachmetz, Esq. Vice President and General Counsel Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 (914) 789-2800		Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Click Here for Contents

Subject to Completion, Dated August 19, 2003

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

2,750,000 Shares

Common Stock

From time to time, we may sell common stock in one or more issuances. This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will specify in the accompanying prospectus supplement the terms of any offering. Our common stock is listed on the Nasdaq National Market under the symbol “PGNX.”

You should review carefully and consider the information described under the heading “Risk Factors” on page 1.

Our common stock may be sold directly by us to investors, through agents designated from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will set forth the names of any underwriters or agents and any applicable commissions or discounts in the accompanying prospectus supplement. For additional information on the methods of sale you should refer to the section entitled “Plan of Distribution.” We will also set forth the use of the net proceeds we expect to receive from any sale of our common stock in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is August    , 2003.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus or the accompanying prospectus supplement. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the accompanying prospectus supplement is correct only as of the date of the prospectus supplement relating to the offering, regardless of the time of the delivery of this prospectus and the accompanying prospectus supplement or any sale of these securities.

i

Back to Contents

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf process we may, from time to time, sell up to 2,750,000 shares of our common stock in one or more offerings. This prospectus describes the general manner in which our common stock may be offered by this prospectus. Each time we sell common stock we will provide a prospectus supplement that will contain more specific information about the shares offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the accompanying prospectus supplement, includes all material information relating to this offering. Please read care fully both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

The Company

We are a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Our principal programs are directed toward symptom management and supportive care, HIV infection and cancer. We do not have any FDA approved products and have not received any revenue from the sale of any of our product candidates under development. The mailing address of our principal executive offices is 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number is (914) 789-2800.

Risk Factors

An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the discussion of the material risks of investing in our common stock contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which is incorporated by reference in this prospectus, starting on page 20 and in any report subsequently filed by us with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference into this prospectus, as well as in the accompanying prospectus supplement, in evaluating our company, our business and our prospects.

Forward-Looking Statements

This prospectus, the accompanying prospectus supplement and the documents we have filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus or the accompanying prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger scale clinical trials, the uncertainty of future profitability and other factors referred to under the caption “Risk Factors” above.

Back to Contents

We do not have a policy of updating or revising our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in, or incorporated by reference into, this prospectus as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Use of Proceeds

Unless we indicate otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock to fund:

•	clinical trials for product candidates;

•	in-licensing of technology and establishment of research and development collaborations;

•	expansion of our research and development and manufacturing facilities; and

•	research and development.

We also plan to use the proceeds for working capital and general corporate purposes, including potential acquisitions of technology or companies in complementary fields. Although in the ordinary course of our business, we engage in discussions regarding acquisitions, we are not currently a party to any definitive agreement regarding any material acquisition. We may set forth additional information on the use of net proceeds from the sale of shares of our common stock in a prospectus supplement relating to the specific offering. Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in interest bearing, investment-grade securities.

The accompanying prospectus supplement may not identify precisely the amounts we plan to spend on each of the uses of proceeds listed above, nor have we determined the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

•	the results of our research and development and product testing;

•	our potential relationships with in-licensors and collaborators;

•	changes in the focus and direction of our research and development programs;

•	potential acquisitions;

•	the cost of filing, prosecuting, defending and enforcing patent claims;

•	the regulatory approval process; and

•	manufacturing, marketing and other costs associated with commercialization of our products.

Plan of Distribution

We may sell our common stock through underwriters or dealers, through agents or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

Back to Contents

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter t he nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares before the distribution of the shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over -allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Back to Contents

•
Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to certain limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters

The validity of the common stock being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance with its requirements file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected, and copies of these materials may be obtained upon payment of the prescribed fees, at the SEC’s Public Reference Room, 450 Fifth Street, Suite 1300, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Back to Contents

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the common stock offered by this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the Registration Statement and the exhibits and the schedules to the Registration Statement. For further information with respect to us and our common stock, you should read the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus and the accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the corresponding exhibit. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the SEC’s Public Reference Room, at the address listed above, or via the EDGAR database.

The SEC allows us to incorporate by reference information into this prospectus and the accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     Our Annual Report on Form 10-K for the year ended December 31, 2002, File No. 0-23143;

     Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, File No. 0-23143 and June 30, 2003, File No. 0-23143;

     Our Current Report on Form 8-K, dated July 14, 2003, File No. 0-23143; and

     Our Form 8-A, dated September 29, 1997, with respect to our common stock, File No. 0-23143.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the completion of this offering of our common stock will be deemed to be incorporated by reference into this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus or the accompanying prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained in this prospectus or the accompanying prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the accompanying prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and the accompanying prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591, telephone number (914) 789-2800, Attention: Richard W. Krawiec, Ph.D.

Back to Contents

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Except for the SEC registration fee, the NASD filing fee and the Nasdaq listing fee, all expenses are estimated. All such expenses will be paid by the Registrant.

Registration Fee—Securities and Exchange Commission	$3,658
NASD Filing Fee	5,021
Nasdaq Listing Fee	22,500
Accountants’ fees and expenses	110,000
Legal fees and expenses	200,000
Printing and engraving expenses	100,000
Transfer agent and registrar fees	10,000
Miscellaneous	48,821

Total	$500,000

Item 15. Indemnification of Directors And Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or procee ding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision

Back to Contents

may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Progenics’ Restated Certificate of Incorporation contains such a provision.

Progenics’ Certificate of Incorporation and By-Laws provide that Progenics shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of Progenics, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize Progenics to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of Progenics arising out of his capacity as such.

Progenics has entered into Indemnification Agreements with each of its officers and directors, pursuant to which Progenics has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

Progenics has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

Item 16. Exhibits

Exhibit Number	Description of Exhibit

1.1	The form or forms of underwriting agreement will be filed as an exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1	Opinion of Dewey Ballantine LLP
23.1	Consent of PricewaterhouseCoopers LLP (regarding the Registrant)
23.2	Consent of PricewaterhouseCoopers LLP (regarding PSMA Development Company LLC)
23.3	Consent of Dewey Ballantine LLP (included in exhibit 5.1)
24.1	Power of Attorney (previously filed).

Item 17. Undertakings

The undersigned registrant does hereby undertake:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Back to Contents

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, (i) for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Back to Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on August 19, 2003.

PROGENICS PHARMACEUTICALS, INC.
/s/ Paul J. Maddon, M.D., Ph.D. Paul J. Maddon, M.D., Ph.D. Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul J. Maddon, M.D., Ph.D. Paul J. Maddon, M.D., Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 19, 2003

/s/ Robert A. McKinney Robert A. McKinney	Vice President, Finance & Operations and Treasurer (Principal Financial and Accounting Officer)	August 19, 2003

* Charles A. Baker	Director	August 19, 2003

* Kurt W. Briner	Director	August 19, 2003

* Mark F. Dalton	Director	August 19, 2003

* Stephen P. Goff, Ph.D.	Director	August 19, 2003

* Paul F. Jacobson	Director	August 19, 2003

/s/ Ronald J. Prentki Ronald J. Prentki	President and Director	August 19, 2003

* David A. Scheinberg, M.D., Ph.D.	Director	August 19, 2003

* By: /s/ Philip K. Yachmetz Philip K. Yachmetz, Attorney-in-fact

Back to Contents

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	The form or forms of underwriting agreement will be filed as an exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5.1	Opinion of Dewey Ballantine LLP
23.1	Consent of PricewaterhouseCoopers LLP (regarding the Registrant)
23.2	Consent of PricewaterhouseCoopers LLP (regarding PSMA Development Company LLC)
23.3	Consent of Dewey Ballantine LLP (included in exhibit 5.1)
24.1	Power of Attorney (previously filed).

All schedules have been omitted because they are not required or because the required information is given in the Financial Statement or Notes thereto.